CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-40356, 33-40357, 33-52635, 33-52637, 33-58407, 33-58409, 33-59445, 333-02133, 333-04481, 333-07309, 333-15283, 333-25241, 333-25569, 333-25623, 333-32023, 333-37419, 333-37619, 333-80943, 333-80945 and 333-88669.

                      ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
December 30, 1999